UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): January 12, 2005

EVERGREENBANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-32915	91-2097262

(Commission File Number)	(IRS Employer Identification No.)

301 Eastlake Avenue East, Seattle, Washington	98109

(Address of Principal Executive Offices)	(Zip Code)

206/628-4250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creating of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements

On January 12, 2005, EvergreenBancorp, Inc. (the “Registrant”) entered into a commitment letter with Key Bank National Association for a one year revolving line of credit facility in the amount of $5 million. The purpose of the credit facility is to provide funds for financing potential acquisitions of financial service subsidiaries and for general liquidity and other allowable purposes.

The facility is collateralized by the pledge of 100% of EvergreenBank common stock, a wholly-owned subsidiary of the Registrant. Repayment of the line of credit is interest-only on a quarterly basis with the principal amount due in full at the one-year maturity date following execution of the promissory note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREENBANCORP, INC.

Dated:	January 18, 2005
		By:	/s/ William G. Filer

William G. Filer Sr. Vice President & Chief Financial Officer

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